EXHIBIT 21

LIST OF REGISTRANT'S SUBSIDIARIES AND AFFILIATES

11032 Tidewater Trail, LLC	Delaware	UFP Elizabeth City, LLC	Michigan
1955 Brokerage, LLC	Michigan	UFP Empaques, S. de R.L. de C.V.	Mexico
234 Springs Rd., LLC	Delaware	UFP Factory Built, LLC	Michigan
2875 Needmore Rd. LLC	Delaware	UFP Financial Services, Inc.	Michigan
621 Hall St., LLC	Delaware	UFP Franklinton, LLC	Michigan
A1 Mfg. S. de R.L. de C.V.	Mexico	UFP Gear, LLC	Michigan
Advantage Label & Packaging, Inc.	Michigan	UFP Global Holdings Limited	United Kingdom
Aljoma Holding Company, LLC	Michigan	UFP Grandview, LLC	Michigan
Ardellis Insurance Ltd.	Bermuda	UFP Granger, LLC	Michigan
Deckorators, Inc.	Michigan	UFP Haleyville, LLC	Michigan
Dempsey Wood Products, LLC	Michigan	UFP Hamilton, LLC	Michigan
Eovations, LLC	Michigan	UFP Hampton Holding Company, LLC	Michigan
Ficus Pax Pvt Ltd	India	UFP Harrisonville, LLC	Michigan
Forestal Universal SA de CV	Mexico	UFP Hillsboro, LLC	Michigan
Idaho Western, Inc.	Idaho	UFP Industries, Inc.	Michigan
idX (China) Display System Co. Ltd.	China	UFP International Employment Services, LLC	Michigan
idX (India) Display Private Ltd.	India	UFP International, LLC	Michigan
idX Amsterdam B.V.	Netherlands	UFP Janesville, LLC	Michigan
idX Asia Fixtures Limited	China	UFP Lansing, LLC	Michigan
idX Asia Trading Ltd	China	UFP Londonderry, LLC	Michigan
idX Corporation	Delaware	UFP Magna, LLC	Michigan
idX Corporation London Limited	United Kingdom	UFP McMinnville, LLC	Michigan
idX Display System (Shanghai) Co. Ltd.	China	UFP Mexico Embalaje y Distribution S. de R.L. de C.V.	Mexico
idX Mexico S. de R.L. de C.V.	Mexico	UFP Middle East Packaging FZE	United Arab Emirates
Innov8 Fund I, LLC	Michigan	UFP Middle East Wood Trading- Sole Proprietorship L.L.C.	United Arab Emirates
Job Service Middle East, LLC	United Arab Emirates	UFP Milwaukee, LLC	Michigan
Landura, LLC	Texas	UFP Minneota, LLC	Michigan
Norpal S. de R.L. de C.V.	Mexico	UFP Morristown, LLC	Michigan
North Atlantic Framing, LLC	Michigan	UFP Moultrie, LLC	Michigan
P1 Catawba Development Company, LLC	North Carolina	UFP NAC, LLC	Michigan
PalletOne Manufacturing of Texas, LLC	Delaware	UFP New London, LLC	Michigan
PalletOne of Florida, Inc.	Florida	UFP New Waverly, LLC	Michigan
PalletOne of Indiana Transportation, LLC	Indiana	UFP Orlando, LLC	Michigan
PalletOne of NE Texas, LP	Texas	UFP Packaging, LLC	Michigan
PalletOne of Texas Holdings, Inc.	Delaware	UFP Palets y Embalajes, S.L.	Spain
PalletOne, Inc.	Delaware	UFP Palm Beach, LLC	Michigan
Performance Formulation Solutions, LLC	Illinois	UFP Protective Packaging, LLC	Michigan
Pinelli Universal Chile S.A.	Mexico	UFP Purchasing, Inc.	Michigan
Pinelli Universal S. de R.L. de C.V.	Mexico	UFP Rancho Cucamonga, LLC	Michigan
Pinelli Universal TKT S. de R.L. de C.V.	Mexico	UFP Ranson, LLC	Michigan
PR Distribution, LLC	Puerto Rico	UFP Real Estate, LLC	Michigan
Prowood, LLC	Michigan	UFP Retail, LLC	Michigan
Shawnlee Construction, LLC	Michigan	UFP Riverside, LLC	Michigan
Shepardville Construction, LLC	Michigan	UFP RMS, LLC	Michigan
SunOne Logistics, LLC	Georgia	UFP Rockingham, LLC	Michigan
SunOne Transport, LLC	Alabama	UFP Rockwell, LLC	Michigan
The UBEECO Group Pty Ltd	Australia	UFP Saginaw, LLC	Michigan
Tresstar, LLC	Michigan	UFP Salisbury, LLC	Michigan

Triangle Systems, Inc.	New York	UFP Schertz, LLC	Michigan
U.F.P. Mexico Holdings S. de R.L. de C.V.	Mexico	UFP Site Built, LLC	Michigan
UFP Ashburn, LLC	Michigan	UFP Structural Packaging, LLC	Michigan
UFP Atlantic Division, LLC	Michigan	UFP Tampa, LLC	Michigan
UFP Auburndale, LLC	Michigan	UFP Thomaston, LLC	Michigan
UFP Australia Pty Ltd	Australia	UFP Thornton, LLC	Michigan
UFP Australia Real Estate Pty Ltd	Australia	UFP Transportation, Inc.	Michigan
UFP Belchertown, LLC	Michigan	UFP Union City, LLC	Michigan
UFP Berlin, LLC	Michigan	UFP Ventures II, Inc.	Michigan
UFP Blanchester, LLC	Michigan	UFP Warranty Corporation	Michigan
UFP Burnsville, LLC	Michigan	UFP Warrens, LLC	Michigan
UFP Canada, Inc.	Canada	UFP Washington, LLC	Michigan
UFP Chandler, LLC	Michigan	UFP Western Division, Inc.	Michigan
UFP Chicago, LLC	Michigan	UFP White Bear Lake, LLC	Michigan
UFP Concrete Forming Solutions, Inc.	Michigan	UFP Windsor, LLC	Michigan
UFP Construction, LLC	Michigan	UFP Woodburn, LLC	Michigan
UFP Corrugated, LLC	Michigan	Ultra Aluminum Manufacturing, Inc.	Michigan
UFP Craft and Hobby, LLC	Michigan	United Lumber & Reman, LLC	Alabama
UFP Dallas, LLC	Michigan	Universal Forest Products de Mexico S.A. de C.V.	Mexico
UFP Distribution, LLC	Michigan	Universal Forest Products Texas, LLC	Michigan
UFP Eastern Division, Inc.	Michigan	Universal Showcase ULC	Canada
UFP Eatonton, LLC	Michigan	Wadpack Pvt. Ltd	India
UFP Edge, LLC	Michigan	Yard & Home, LLC	Michigan